As filed with the Securities and Exchange Commission on April 30, 2001


                                                  1940 Act File No. 811-5866




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT
                                      UNDER
                     THE INVESTMENT COMPANY ACT OF 1940 [x]


                              Amendment No. 22          [x]


                        The Wright EquiFund Equity Trust
                     ---------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                  255 State Street, Boston, Massachusetts 02109
                ------------------------------------------------
                    (Address of Principal Executive Offices)

                                  617-482-8260
                               -------------------
                         (Registrant's Telephone Number)

                                 Alan R. Dynner

                  255 State Street, Boston, Massachusetts 02109
                 -----------------------------------------------
                     (Name and Address of Agent for Service)

                                     PART A

         Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to Paragaph B2.(b) of the General Instructions to Form N-1A.

Item 4.INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS


         (a) The Registrant is an open-end diversified management investment company consisting of three series, i.e. Wright EquiFund-Hong Kong/China, Wright EquiFund-Japan and Wright EquiFund-Mexico (each a "Fund" or collectively (the "Funds").


         Each fund seeks total investment return (consisting of price appreciation plus income) by investing in a broadly based portfolio of equity securities selected from publicly traded companies in a Wright Approved Investment List for each nation in which a fund invests.

The Wright Approved Investment Lists

         Each list includes all publicly traded companies in the nation that meet the standards of a prudent investor. These standards require that care, skill and caution be used in selecting securities for investment. To be included, a company must generally:

         o have an  established  minimum in both book  value and market value

         o have a significant portion of its shares be publicly owned

         o have positive earnings for either the last fiscal, calendar year or past 12 months, or cumulatively for the past three years

         o not be a closed-end mutual fund, a real estate investment trust or a non-bank securities broker/dealer.

         In selecting securities for inclusion in the list, Wright uses its Worldscope(R) international database.

         The lists are adjusted quarterly or as necessary to reflect any significant events. Wright deletes a company when it no longer meets the criteria for a list and adds other companies when they meet the criteria. A detailed explanation of the criteria used in selecting companies for inclusion in the list is included in the statement of additional information.

         Using a bottom-up fundamental approach, Wright systematically identifies those companies in the Worldscope(R) database that meet minimum standards of prudence and thus are suitable for investment by fiduciary investors. Companies meeting these requirements are considered by Wright to be "investment grade." All of these companies have established investment acceptance and active, liquid markets.

         (b) and (c)


Wright EquiFund - Hong Kong/China

         The fund invests in a broadly based portfolio of equity securities selected by Wright from those companies included in the Wright Approved Investment List for Hong Kong and China. At least 65% of the fund's total assets are invested in the equity securities of companies located or doing business in Hong Kong and China. For temporary defensive purposes, the fund may hold cash or invest its net assets in short-term debt securities without limit. Although the fund would do this to reduce losses, defensive investments may conflict with and hurt the fund's efforts to achieve its objective.

         Wright considers recent valuations and price/earnings momentum when deciding which companies on the index present the best value in terms of current price and forecasted earnings. Selected companies may or may not currently pay dividends on their shares. Although the fund may acquire only those securities that are included in the list, the fund's portfolio is not expected to resemble the index either in the number of securities included or in the amount invested in each security. A security is sold if it is deleted from the list.

         The fund's objective may be changed by the trustees without shareholder approval.

         There are two basic risks prevalent in mutual funds investing in common stocks, such as the fund. They are:

         o Market risk: when the prices of stocks fall, the value of the fund's investments may fall
         o Management risk: Wright's strategy may not produce the expected results, causing losses.

         There are risks associated with investing in foreign countries including currency risk (changes in foreign currency rates reducing the value of the fund's assets), the collapse of the Hong Kong or Chinese economy, seizure, expropriation or nationalization of a company's assets, and the impact of political, social or diplomatic events. The statement of additional information includes a country summary. This summary contains other information about Hong Kong and China, including political and economic considerations.

         The fund's share price may fluctuate more than the share price of funds primarily invested in large companies. Small companies may pose greater risk due to narrow product lines, limited financial resources, less depth in management or a limited trading market for their stocks.

         The fund cannot eliminate risk or assure achievement of its objective.

Wright EquiFund - Japan

         The fund invests in a broadly based portfolio of equity securities selected by Wright from those companies included on the Wright Approved Investment List for Japan. At least 65% of the fund's total assets are invested in the equity securities of companies located or doing business in Japan. For temporary defensive purposes, the fund may hold cash or invest its net assets in short-term debt securities without limit. Although the fund would do this to reduce losses, defensive investments may conflict with and hurt the fund's efforts to achieve its objective.

         Wright considers recent valuations and price/earnings momentum when deciding which companies on the index present the best value in terms of current price and forecasted earnings. Selected companies may or may not currently pay dividends on their shares. Although the fund may acquire only those securities that are included in the list, the fund's portfolio is not expected to resemble the list either in the number of securities included or in the amount invested in each security. A security is sold if it is deleted from the list.

         The fund's objective may be changed by the trustees without shareholder approval.

         There are two basic risks prevalent in mutual funds investing in common stocks, such as the fund. They are:

         o Market risk: when the prices of stocks fall, the value of the fund's investments may fall
         o Management risk: Wright's strategy may not produce the expected results, causing losses.

         There are risks associated with investing in foreign countries including currency risk (changes in foreign currency rates reducing the value of the fund's assets), the collapse of the Japanese economy, seizure, expropriation or nationalization of a company's assets, and the impact of political, social or diplomatic events. The statement of additional information includes a country summary. This summary contains other information about Japan, including political and economic considerations.

         The fund's share price may fluctuate more than the share price of funds primarily invested in large companies. Small companies may pose greater risk due to narrow product lines, limited financial resources, less depth in management or a limited trading market for their stocks.

         The fund cannot eliminate risk or assure achievement of its objective.

Wright EquiFund - Mexico

         The fund invests in a broadly based portfolio of equity securities selected by Wright from those companies included on the Wright Approved Investment List for Mexico. At least 65% of the fund's total assets are invested in the equity securities of companies located or doing business in Mexico. For temporary defensive purposes, the fund may hold cash or invest the equity securities of its net assets in short-term debt securities without limit. Although the fund would do this to reduce losses, defensive investments may conflict with and hurt the fund's efforts to achieve its objective.

         Wright considers recent valuations and price/earnings momentum when deciding which companies on the index present the best value in terms of current price and forecasted earnings. Selected companies may or may not currently pay dividends on their shares. Although the fund may acquire only those securities that are included in the list, the fund's portfolio is not expected to resemble the list either in the number of securities included or in the amount invested in each security. A security is sold if it is deleted from the list.

         The fund's objective may be changed by the trustees without shareholder approval.

         There are two basic risks prevalent in mutual funds investing in common stocks, such as the fund. They are:

         o Market risk: when the prices of stocks fall, the value of the fund's investments may fall
         o Management risk: Wright's strategy may not produce the expected results, causing losses.

         There are risks associated with investing in foreign countries including currency risk (changes in foreign currency rates reducing the value of the fund's assets), the collapse of the Mexican economy, seizure, expropriation or nationalization of a company's assets, and the impact of political, social or diplomatic events. Mexico is considered by some to be an emerging market. Emerging markets tend to be narrower, less liquid and less regulated than the markets of developed countries. This means there may be fewer opportunities for investment. Also, political instability and currency fluctuations may be more extreme. The statement of additional information includes a country summary. This summary contains other information about Mexico, including political and economic considerations.

         The fund's share price may fluctuate more than the share price of funds primarily invested in large companies. Small companies may pose greater risk due to narrow product lines, limited financial resources, less depth in management or a limited trading market for their stocks.

         The fund cannot eliminate risk or assure achievement of its objective.



Item 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

         (a) Wright Investors' Service, Inc. is a leading independent international investment management and advisory firm with more than 35 years experience. Wright manages about $4 billion of assets in portfolios of all sizes and styles, as well as a family of mutual funds. Wright developed Worldscope(R), one of the world's largest and most complete databases of financial information, which currently includes more than 24,000 companies in more than 50 nations.


         Wright manages the funds' investments. Wright is located at 440 Wheelers Farms Road, Milford, CT 06460. Wright receives a monthly advisory fee for its services. The table below lists the advisory fee rates paid for the fiscal year ended December 31, 2000:

                                                            Fee Paid
                                                         (as a % of average
                  Fund                                    daily net assets)
-------------------------------------------------------------------------------

                  Wright EquiFund-- Hong Kong/China           0.75%(1)
                  Wright EquiFund-- Japan                     0.75%(1)
                  Wright EquiFund-- Mexico                    0.75%(1)

-------------------------------------------------------------------------------
                  (1) 0.10% after waiver

Investment Committee

         An investment committee of senior officers controls the investment selections, policies and procedures of the funds. These officers are all experienced analysts with different areas of expertise and over 195 years of combined service with Wright. The investment committee consists of the following members:

    Committee Member                   Title                                              Joined Wright in

    Peter M. Donovan, CFA              President and Chief Executive Officer                       1966
    Judith R. Corchard                 Chairman of the investment committee                        1960
                                       Executive Vice President - Investment Management
    Jatin J. Mehta, CFA                Executive Vice President                                    1969
    Michael F. Flament, CFA            Senior Vice President - Investment and Economic Analysis    1972
    James P. Fields, CFA               Senior Vice President - Fixed Income Investments            1982
    Amit S. Khandwala          Senior Vice President - International Investments                   1986
    Charles T. Simko, Jr., CFA         Senior Vice President - Investment Research                 1985
    Patricia J. Pierce, CFA            Senior Vice President - Equities                            1999
    George F. Faherty, CFA             Senior Vice President - Equities                            2000


         (b)  Not applicable

Item 7.  SHAREHOLDER INFORMATION

         (a)  Pricing of Fund Shares

         The share price is determined by adding the value of a fund's investments, cash and other assets, deducting liabilities, and then dividing that amount by the total number of shares outstanding.

         The NAV for each fund is calculated at the close of regular trading of the New York Stock Exchange (normally 4:00 p.m. New York time) each day that the Exchange is open. It is not calculated on days the Exchange is closed. The price for a purchase, redemption or exchange of fund shares is the next NAV calculated after your order is received.

         When the funds calculate their share price, they value their portfolio securities at the last current sales price on the market where the security is normally traded. Securities that cannot be valued at closing prices will be valued by Wright at fair value in accordance with procedures adopted by the trustees. This could happen if an event after the close of the market seemed likely to have a major impact on prices of securities traded on the market.

         The value of all assets and liabilities expressed in foreign currencies is converted into U.S. dollars at the most recent market rates quoted by one or more major banks shortly before the close of the Exchange. Foreign securities may trade during hours and on days that the Exchange is closed and the funds' NAVs are not calculated. Although the funds' NAVs may be affected, you will not be able to redeem shares on these days.

         (b)  Purchase of Fund Shares


         Not applicable. Each Fund stopped sales of shares of the Fund effecive April 23, 2001 and the Trustees of the Registrant have voted to terminate and liquidate the Funds effective with the close of business June 8, 2001.


         (c)  Redemption of Fund Shares


         Prior to 4:00 P.M., Boston Time, on June 8, 2001, any outstanding shares of each Fund ("Shares") may be redeemed by following the procedures. Unless a holder of record has previously redeemed all of his Shares, at 4:00 P.M., Boston time, on June 8, 2001, all the then outstanding Shares of each holder automatically will be liquidated and converted into cash at their net asset value at such time, without any action by the holders, and the rights of each holder of Shares as such holder shall thereupon cease.

         By Mail: Redemption may be made directly through the Fund's principal underwriter by completing a "Redemption Instructions" form and sending it to the Fund's Order Department for processing. Each holder of record must sign exactly as identified on the account's registration.


         Shareholder may also fax redemption instructions to 617-348-2932 (the Fax instructions must be addressed to the Fund's Order Department, identify the account by its account number, and be signed by all holders of record). Payment will be made by check to the address of record or, if an appropriate election was made on the application form by wire transfer to the bank account or address designated on the application form. Neither the Fund, the Principal Underwriter nor the transfer agent will be responsible for the authenticity of instructions received by telephone or by facsimile transmission.

         Signature guaranty is not required if all of the following provisions are met:

         1.   This form is signed by the registered owner(s) of the account;
         2 The proceeds are to be sent by check payable to the holder(s) of record at the address of record for the account, and
         3. The redemption amount (including federal income tax withheld, if any) will be less than $50,000.

         In all other cases all signatures must be guaranteed by a member of either the Securities Transfer Association's STAMP program or the New York Stock Exchange's Medallion Signature Program, or certain banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations as required by a regulation of the Securities and Exchange Commission and acceptable to PFPC, Inc..

         Accounts registered to other than the individuals requesting the redemption, e.g. trust accounts, nominees and business corporations, may have to submit additional documents to effect the redemption. In such circumstances the shareholder should contact the Fund's Order Department, Telephone 1-800-225-6265 Ext. 7750 (toll free).

     By  Telephone:  A  holder  of  record  is  automatically  eligible  for the telephone redemption privilege unless the account application indicates otherwise. Shareholders redeeming $50,000 or less may effect their redemption by calling the Fund's Transfer Agent at (800) 555-0644. (9:00 a.m. to 4:00 p.m. Eastern time). Payment will be made by check to the address of record. Telephone instructions will be recorded. Shareholders redeeming more than $50,000 may effect a redemption by calling the Fund's Order Department at (800) 225-6265, ext. 7750 (8:30 a.m. top 4:00 p.m. Eastern time).

         NOTE: Unless holders have previously provided the Fund with a certification that they are not subject to backup withholding, the proceeds of redeeming or liquidating Shares will automatically be diminished by the amount of federal income tax required to be withheld by the Fund and remitted to the Internal Revenue Service.

         Shares of the funds may be exchanged for the Standard Shares of The Wright Managed Blue Chip Investment Funds. The exchange of shares results in the sale of the fund's shares and the purchase of another fund's shares. An exchange results in a gain or loss and is therefore a taxable event.

         (d)  Dividends and Distributions
              Disributions from net investment income and net realized capital gains are paid annually.

         (e)  Tax Consequences

              Distributions, whether received in cash or additional fund shares are subject to federal income tax.

                           Transaction                        Tax Status

                           Income dividends                   Ordinary income
                           Short-term capital gains           Ordinary income
                           Long-term capital gains            Capital gains

         The funds may be subject to foreign withholding taxes or other foreign taxes on some of their foreign investments. This will reduce the yield or total return on those investments.

Item 8.  DISTRIBUTION ARRANGEMENTS

         Not applicable. None of the Funds offer shares for sale.

                                     PART B

Item 10. COVER PAGE AND TABLE OF CONTENTS

         Not applicable.

Item 11. FUND HISTORY


         Registrant is a Massachusetts business trust organized on July 14, 1989. Registrant currently has three series, i.e. Wright EquiFund - Hong Kong/China, Wright EquiFund - Japan and Wright EquiFund - Mexico.


Item 12. DESCRIPTION OF THE FUNDS AND THEIR INVESTMENTS AND RISKS

         (a)Registrant is an open-end diversified management investment company.

         (b)-(c) Part A contains information about the investment objective policies and risks of each Fund. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

         Each fund invests in a broadly based portfolio of equity securities selected by the Investment Adviser from the publicly traded companies in the Wright Approved Investment List for the nation or nations in which each fund is permitted to invest. Only securities for which adequate public information is available and which could be considered acceptable for investment by a prudent person will comprise a Wright Approved Investment List. Each fund will invest at least 65% of its total assets in the securities of companies located in the country or countries referred to in its name. A fund's selection of equity securities is limited to those equity securities included in the Wright Approved Investment List (described below) relating to such fund. Each fund will, under normal market conditions, invest at least 80% of its net assets in equity securities, including common stocks, preferred stocks, rights, warrants and securities convertible into stock. With respect to the Hong Kong/China, and Japan funds the policy stated in the preceding sentence is fundamental and may be changed only by the vote of a majority of a fund's outstanding voting securities. A company is located or doing business in a foreign country if it satisfies at least one of the following criteria: (i) the equity securities of the company are traded principally on stock exchanges in one or more foreign countries; (ii) it derives 50% or more of its total revenue from goods produced, sales made or services performed in one or more foreign countries; (iii) it maintains 50% or more of its assets in one or more foreign countries; (iv) it is organized under the laws of a foreign country; or (v) its principal executive offices are located in a foreign country.

         Each fund may invest up to 20% of its net assets in an investment reserve in cash (including foreign currency) or cash equivalent securities (high quality short-term fixed income debt securities) whenever such reserve is deemed to be in the best interests of the shareholders for any reason, including Wright's expectation of a decline in the equity markets in which the fund is permitted to invest. The reserve may consist of U.S. Government securities, repurchase agreements, certificates of deposit, bankers' acceptances, fixed time deposits, commercial paper, finance company paper, and other short-term debt securities. The fund may hold cash or invest without limit in these securities for temporary, defensive purposes.

         Except as provided above and except for the fundamental investment restrictions listed below, the investment objective and policies of each fund are not fundamental and may be changed by the Trustees of the Trust without a vote of the affected fund's shareholders. If any changes were made, the fund might have an investment objective different from the objective which an investor considered appropriate at the time the investor became a shareholder in the fund. Each fund will notify its shareholders of any material change in its investment objective. There is no assurance that the funds will achieve their respective investment objectives. The market price of securities held by the funds that are quoted or denominated in foreign currencies, when expressed in U.S. dollars, will fluctuate in response to changes in exchange rates between the U.S. dollar and the currencies in which the securities are quoted or denominated. The net asset value of each fund's shares will also fluctuate as a result of changes in the value of the securities that it owns.

         The Wright Approved Investment List -- Wright has developed a Wright Approved Investment List for each nation in which a fund invests (the "Approved List"). Each Approved List is designed to be a list of substantially all the publicly traded companies in the nation or nations in which each respective fund is permitted to invest which meet the requirements of a prudent investor. The prudent investor standard requires that care, skill and caution be used in selecting securities for investment. This prudent investor standard is the foundation for the investment criteria employed in creating the Approved List. The Investment Adviser will select securities for investment from those included in the corresponding Approved List.

         The Approved List is adjusted quarterly and as otherwise necessary to reflect significant events. Changes in the composition of a List will be made by determining whether existing companies included in that List continue to meet the criteria and whether other companies meet these criteria and should replace or be added to the companies already comprising that Approved List.

         The securities included in a List will be (i) admitted to official listing on a stock exchange in any Member State of the European Union, (ii) admitted to official listing on a recognized stock exchange in any other country in Western Europe, Asia, Oceania, the American continents, including Bermuda, and Africa, (iii) traded on another regulated market in any such Member State of the European Union or such other country referred to above, provided such market operates regularly and is recognized and open to the public, or (iv) recently issued, provided the terms of the issue provide that application be made for admission to official listing on any of the stock exchanges or other regulated markets referred to above, and provided such listing is secured within a year following the date of issuance.

         In selecting securities for the Approved Lists and for inclusion in the portfolios of the funds, Wright utilizes its international database, which includes WORLDSCOPE(R). WORLDSCOPE(R) provides information on more than 24,000 companies worldwide. Additional information about the composition of the Approved Lists may be obtained without charge from Wright Investors' Service Distributors, Inc., 440 Wheelers Farms Road, Milford, CT 06460 (800-888-9471). The Approved Lists are adjusted as necessary to reflect recent events. A detailed explanation of the objective criteria used in the selection process is as follows.

         To be selected for an Approved List, a company must generally have:

         1. Five years of earnings data (17 quarters of 12 month earnings). To be selected, a company's trailing 12 month earnings during the last four quarters or during the last three reported years cumulatively must be positive.

         2. Five years of dividend information or positive verification that a company did not declare a dividend (20 quarters of quarterly dividend information).

         3. Three years of price information (12 quarters of quarterly prices). To be selected, a company generally must have market value (number of shares times price) equal to or greater than $50 million.

         4. Book value information for the past five years (20 quarters). To be selected, book value must be equal to or greater than $50 million.

         5.   Industry   group   information.   Companies  that  are  closed-end
              investment companies, real estate investment trusts or non-bank securities brokers or dealers will not be included.

         Acquired companies may continue to be included in the relevant Index up to their acquisition date.

         Temporary Defensive Investments -- During periods of unusual market or economic conditions, when Wright believes that investing for temporary defensive purposes is appropriate, all or any portion of each fund's assets may be held in cash (including, subject to the requirements of the Internal Revenue Code of 1986, as amended (the "Code") applicable to regulated investment companies, the foreign currency of the nation or nations in which such fund invests) or invested in short-term obligations, including but not limited to obligations issued or guaranteed by the U.S. or any foreign government or any of their respective agencies or instrumentalities; obligations of public international agencies; commercial paper which at the date of investment is rated A-1 by Standard & Poor's Ratings Group ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or, if not rated by such rating organizations, is deemed by the Investment Adviser pursuant to procedures established by the Trustees to be of comparable quality; short-term corporate obligations and other debt instruments which at the date of investment are rated AA or better by S&P or Aa or better by Moody's or, if unrated, which are deemed by the Investment Adviser pursuant to procedures established by the Trustees to be of comparable quality; and certificates of deposit, bankers' acceptances and time deposits of domestic or foreign banks which are determined to be of high quality by the Investment Adviser. Temporary investments may be denominated either in U.S. dollars or in the currency of the nation in which the fund primarily invests.

         U.S.  Government,   Agency  and  Instrumentality   Securities  --  U.S.
Government securities are issued by the U.S. Treasury and include bills, certificates of indebtedness, notes, and bonds. Agencies and instrumentalities of the U.S. Government are established under the authority of an act of Congress and include, but are not limited to, the Government National Mortgage Association, the Tennessee Valley Authority, the Bank for Cooperatives, the Farmers Home Administration, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal Land Banks, and the Federal National Mortgage Association.

         Repurchase Agreements -- Each fund may enter into repurchase agreements in order to earn income on temporarily uninvested cash. Repurchase agreements involve the purchase of U.S. Government securities or of other high quality short-term debt obligations. At the same time a fund purchases the security it resells such security to the vendor which is a member bank of the Federal
Reserve System, a recognized securities dealer or any foreign bank whose creditworthiness has been determined by Wright to be at least equal to that of issuers of commercial paper rated within the two highest grades assigned by Moody's or S&P, and is obligated to redeliver the security to the vendor on an agreed-upon date in the future. A repurchase agreement with foreign banks may be available with respect to government securities of the particular foreign jurisdiction. The resale price is in excess of the purchase price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford an opportunity for a fund to earn a return on cash which is only temporarily available. A fund's risk is the ability of the vendor to pay an agreed upon sum upon the delivery date, which the Trust believes is limited to the difference between the market value of the security and the repurchase price provided for in the repurchase agreement. However, bankruptcy or insolvency proceedings affecting the vendor of the security which is subject to the repurchase agreement, prior to the repurchase, may result in a delay in a fund being able to resell the security. Repurchase agreements are considered to be loans under the Investment Company Act of 1940.

         There is no percentage limit on the amount of any fund's investments in repurchase agreements, except for the requirement that, under normal market conditions, at least 80% of each fund's net assets will be invested in equity securities.

         Certificates of Deposit -- are certificates issued against funds deposited in a bank, are for a definite period of time, earn a specified rate of return, and are normally negotiable.

         Bankers' Acceptances -- are short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity.

         Fixed Time Deposits -- are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits.

         Commercial Paper and Finance Company Paper -- refers to promissory notes issued by corporations in order to finance their short-term credit needs.

         Restricted Securities -- Securities that are not freely tradeable or which are subject to restrictions on sale under the Securities Act of 1933 are considered restricted. Such securities are illiquid and may be difficult to properly value. Each fund's holdings of illiquid securities may not exceed 15% of its net assets. Illiquid securities include securities legally restricted as to resale. Securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 may, however, be treated as liquid by the Investment Adviser pursuant to procedures adopted by the Trustees, which require consideration of factors such as trading activity, availability of market quotations and number of dealers willing to purchase the security. Moreover, investments in Rule 144A securities may increase the level of fund illiquidity to the extent qualified institutional buyers become uninterested in purchasing such securities.

         Convertible Securities -- Each fund may from time to time invest up to 5% of its total assets in debt securities and preferred stocks which are convertible into, or carry the right to purchase, common stock or other equity securities. The debt security or preferred stock may itself be convertible into or exchangeable for equity securities, or the purchase right may be evidenced by warrants attached to the security or acquired as part of a unit with the security. Convertible securities may be purchased for their appreciation potential when they yield more than the underlying securities at the time of purchase or when they are considered to present less risk of principal loss than the underlying securities. Generally speaking, the interest or dividend yield of a convertible security is somewhat less than that of a non-convertible security of similar quality issued by the same company.

         Warrants and Rights -- Wright EquiFund - Mexico may purchase warrants and each fund may purchase rights. No fund intends to invest more than 5% of its net assets in warrants and rights as the case may be (other than those that have been acquired in units or attached to other securities). Warrants and rights are options to purchase equity securities at a specific price valid for a specific period of time. They do not represent ownership of the securities, but only the right to buy them. The prices of warrants and rights do not necessarily move parallel to the prices of the underlying securities. Warrants and rights may become valueless if not sold or exercised prior to their expiration.

         Foreign Securities -- The funds may invest in foreign securities, and in certificates of deposit, bankers' acceptances, fixed time deposits issued by major foreign banks and foreign branches of United States banks, to any extent deemed appropriate by Wright and consistent with a fund's investment objective. Investing in securities of foreign governments or securities issued by companies whose principal business activities are outside the United States may involve significant risks not associated with domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risks of possible adverse changes in exchange control regulations, expropriation or confiscatory taxation, limitation on removal of funds or other assets of a fund, political or financial instability or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the U.S. To the extent investments in foreign securities are denominated or quoted in currencies of foreign countries, a fund may be affected favorably or unfavorably by changes in currency exchange rates and may incur costs in connection with conversion between currencies.

         It is anticipated that in most cases the best available market for foreign securities will be on exchanges or in over-the-counter markets located outside the U.S. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the U.S. Securities of some foreign issuers may be less liquid and more volatile than securities of comparable U.S. companies (this is particularly true of issuers located in emerging market countries; however, the funds, other than Mexico fund, do not anticipate investments in securities of developing countries). In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the U.S. and may be non-negotiable. In general, there is less overall governmental supervision and regulation of securities exchanges, brokers and listed companies than in the U.S.

         The above risks may be intensified for investments in emerging markets or countries with limited or developing capital markets such as Mexico and countries located in the Asia-Pacific region. Security prices in these markets can be significantly more volatile than in more developed countries, reflecting the greater uncertainties of investing in less established markets and economies. Political, legal and economic structures in many of these emerging market countries may be undergoing significant evolution and rapid development, and they may lack the social, political, legal and economic stability characteristic of more developed countries. Emerging market countries may have failed in the past to recognize private property rights. They may have relatively unstable governments, present the risk of nationalization of businesses, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection of property rights than more developed countries. Their economies may be predominantly based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. A fund may be required to establish special custodial or other arrangements before making certain investments in those countries. Securities of issuers located in these countries may have limited marketability and may be subject to more abrupt or erratic price movements.

         Each fund may, but does not expect to, invest in foreign securities in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), International Depositary Receipts ("IDRs") or other similar securities representing securities of foreign issuers. ADRs are receipts typically issued by a United States bank or trust company evidencing ownership of the underlying foreign securities. EDRs and IDRs are receipts typically issued by a European bank or trust company evidencing ownership of the underlying foreign securities.

         Foreign Currency Exchange Transactions -- The funds may engage in foreign currency exchange transactions. Investments in securities of foreign governments and companies whose principal business activities are located outside the United States will frequently involve currencies of foreign countries. In addition, assets of a fund may temporarily be held in bank deposits in foreign currencies during the completion of investment programs. Therefore, the value of a fund's assets, as measured in U.S. dollars, may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations. Although each fund values its assets daily in U.S. dollars, the fund does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. A fund may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market. The fund will convert currency on a spot basis from time to time and will incur costs in connection with such currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer. The funds do not intend to speculate in foreign currency exchange rates.

         As an alternative to spot transactions, a fund may enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts"). A forward contract involves an obligation to purchase or sell a specific currency at a future date and price fixed by agreement between the parties at the time of entering into the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Although a forward contract generally involves no deposit requirement and no commissions are charged at any stage for trades, a fund will maintain segregated accounts in connection with such transactions. The funds intend to enter into such contracts only on net terms.

         A fund may enter into forward contracts under two circumstances. First, when a fund enters into a contract for the purchase or sale of a security quoted or denominated in a foreign currency, it may desire to "lock in" the price of the security. This is accomplished by entering into a forward contract for the purchase or sale, for a fixed amount of the foreign currency involved in the underlying security transaction ("transaction hedging"). Such forward contract transactions will enable the fund to protect itself against a possible loss resulting from an adverse change in the relationship between the different currencies during the period between the date the security is purchased or sold and the date of payment for the security.

         Second, when Wright believes that the currency of a particular foreign country may suffer a decline, a fund may enter into a forward contract to sell the amount of foreign currency approximating the value of some or all of the securities quoted or denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible. The future value of such securities in foreign currencies will change as a consequence of fluctuations in the market value of those securities between the date the forward contract is entered into and the date it matures. The projection of currency exchange rates and the implementation of a short-term hedging strategy are highly uncertain.

         The fund will place cash or liquid securities in a segregated account. The amount of such segregated assets will be at least equal to the value of a fund's total assets committed to the consummation of forward contracts involving the purchase of foreign currency. If the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the account on a daily basis so that the value of the amount will equal the amount of the fund's commitments with respect to such contracts.

         At the maturity of a forward contract, the fund may elect to sell the portfolio security and make delivery of the foreign currency. Alternatively, the fund may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an identical offsetting contract from the same currency trader.

         It is impossible to forecast with precision the market value of portfolio securities at the expiration of a forward contract. Accordingly, it may be necessary for a fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the fund intends to sell the security and the market value of the security is less than the amount of foreign currency that the fund is obligated to deliver. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency that the fund is obligated to deliver.

         If a fund retains the portfolio security and engages in an offsetting transaction, the fund will incur a gain or loss (as described below) to the extent that there has been a change in forward contract prices. If the fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward contract prices decline during the period between the date the fund enters into a forward contract for the sale of the foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the fund will realize a gain to the extent that the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward contracts prices increase, the fund will suffer a loss to the extent that the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

         A fund will not speculate in forward contracts and will limit its transactions in such contracts to those described above. Of course, a fund is not required to enter into such transactions with respect to its portfolio securities quoted or denominated in a foreign currency and will not do so unless deemed appropriate by Wright. This method of protecting the value of a fund's securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which the fund can achieve at some future time. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might be realized if the value of such currency increases.

         There is no other percentage limitation on any fund's holdings of foreign currencies or forward contracts, except for the requirement that, under normal market conditions, at least 80% of the fund's net assets will be invested in equity securities. A fund's foreign currency transactions may be limited by the requirements of Subchapter M of the Code for qualification as a regulated investment company.

         Lending Portfolio Securities -- Each fund may seek to increase its total return by lending portfolio securities to broker-dealers or other institutional borrowers. Such loans are required to be continuously secured by collateral in cash or liquid securities. During the existence of a loan, a fund will continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and will also receive a fee, or all or a portion of the interest, if any, on investment of the collateral. However, the fund may at the same time pay a transaction fee to such borrowers and administrative expenses, such as finders fees to third parties. A fund may invest the proceeds it receives from a securities loan in the types of securities in which it may invest. As with other extensions of credit there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially. However, the loans will be made only to organizations deemed by the Investment Adviser to be of good standing and when, in the judgment of the Investment Adviser, the consideration which can be earned from securities loans of this type justifies the attendant risk. The financial condition of the borrower will be monitored by the Investment Adviser on an ongoing basis and collateral values will be continuously maintained at no less than 100% by "marking to market" daily. If the Investment Adviser decides to make securities loans, it is intended that the value of the securities loaned would not exceed 30% of the fund's total assets.

Investment Restrictions

         The following investment restrictions have been adopted by each fund and may be changed as to a fund only by the vote of a majority of the affected fund's outstanding voting securities, which means the lesser of (a) 67% of the shares of the fund if the holders of more than 50% of the shares are present or represented at the meeting or (b) more than 50% of the shares of the fund. If a percentage restriction contained herein is adhered to at the time of investment, a later increase or decrease in the percentage resulting from a change in the value of portfolio securities or the amount of net assets will not be considered a violation of any of the following restrictions. As a matter of fundamental investment policy, each fund may not:

         (The following fundamental investment restrictions apply only to Hong Kong/China and Japan.)

         (1) Borrow money other than from banks and then only up to 1/3 of the current market value of its total assets (including the amount borrowed) and only if such borrowing is incurred as a temporary measure for extraordinary or emergency purposes or to facilitate the orderly sale of portfolio securities to accommodate redemption requests; or issue any securities other than its shares of beneficial interest except as appropriate to evidence indebtedness which the fund is permitted to incur. (Each fund anticipates paying interest on borrowed money at rates comparable to its yield and no fund has any intention of attempting to increase its net income by means of borrowing);

         (2) Pledge, mortgage or hypothecate its assets to an extent greater than 1/3 of the total assets of the fund taken at market;

         (3) Purchase the securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government or any of its agencies, or securities of other regulated investment companies) if, as a result of such purchase, more than 5% of that fund's total assets (taken at current value) would be invested in the securities of such issuer or securities of any one issuer held by that fund would exceed 10% of the outstanding voting securities of such issuer at the end of any fiscal quarter of the fund, provided that, with respect to 50% of the fund's assets, the fund may invest up to 25% of its assets in the securities of any one issuer;

         (4) Purchase or retain securities of any issuer if 5% or more of the issuer's securities are owned by those officers and Trustees of the Trust or its investment adviser or administrator who own individually more than 1/2 of 1% of the issuer's securities;

         (5) Purchase securities on margin or make short sales except sales against the box or purchase warrants;

         (6) Buy or sell commodities, or commodity contracts (except that the fund may purchase or sell currencies and put and call options on securities, indices or currencies and enter into forward foreign currency exchange contracts), unless acquired as a result of ownership of securities;

         (7) Purchase any securities which would cause more than 25% of the market value of its total assets at the time of such purchase to be invested in the securities of issuers having their principal business activities in the same industry, provided that there is no limitation in respect to investments in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

         (8) Underwrite securities issued by other persons except to the extent that the purchase of securities in accordance with a fund's investment objectives and policies directly from the issuer thereof and the later disposition thereof may be deemed to be underwriting;

         (9)  Make loans,  except (i) through the loan of a portfolio  security,
              (ii) by  entering  into  repurchase  agreements  and  (iii) to the extent that the purchase of debt instruments, if any, in accordance with the fund's investment objective and policies may be deemed to be loans;

         (10) Purchase from or sell to any of the Trust's Trustees or officers, its investment adviser, its administrator, its principal underwriter, if any, or the officers or directors of said investment adviser, administrator, or principal underwriter, portfolio securities of the fund;

         (11) Purchase  or  retain  securities  of  other  open-end   investment
              companies, except when such purchases are part of a merger, consolidation, reorganization or assets acquisition;

         (12) Acquire real estate but it may lease office space for its own use and invest in (1) readily marketable interests of real estate or real estate limited partnership interests, investment trusts or readily marketable securities of issuers (other than real estate limited partnerships) whose business involves the purchase of real estate; and (2) securities secured by real estate or interests therein; or

         (13) With respect to 75% of its total assets, (i) invest more than 5% of its total assets in securities of any one issuer, excluding securities issued or guaranteed by the United States government or by its agencies and instrumentalities and options or (ii) purchase more than 10% of the voting securities of any class of any issuer.

         For the purpose of investment restrictions (1), (2) and (5), the arrangements (including escrow, margin and collateral arrangements) made by any such fund with respect to its transactions in currency options, options on securities and forward foreign currency exchange contracts shall not be considered to be (i) a borrowing of money or the issuance of securities (including senior securities) by that fund, (ii) a pledge of its assets, (iii) the purchase of a security on margin or (iv) a short sale or position.

         (The following fundamental investment restrictions apply only to Mexico.)

         (1) Borrow money other than from banks and then only up to 1/3 of the current market value of its total assets (including the amount borrowed) and only if such borrowing is incurred as a temporary measure for extraordinary or emergency purposes or to facilitate the orderly sale of portfolio securities to accommodate redemption requests; or issue any securities other than its shares of beneficial interest except as appropriate to evidence indebtedness which the fund is permitted to incur. (Each fund anticipates paying interest on borrowed money at rates comparable to its yield and no fund has any intention of attempting to increase its net income by means of borrowing);

         (2) Pledge, mortgage or hypothecate its assets to an extent greater than 1/3 of the total assets of the fund taken at market;

         (3) Buy or sell commodities, or commodity contracts (except that the fund may purchase or sell currencies and put and call options on securities, indices or currencies and enter into forward foreign currency exchange contracts), unless acquired as a result of ownership of securities;

         (4) Purchase any securities which would cause more than 25% of the market value of its total assets at the time of such purchase to be invested in the securities of issuers having their principal business activities in the same industry, provided that there is no limitation in respect to investments in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

         (5) Underwrite securities issued by other persons except to the extent that the purchase of securities in accordance with a fund's investment objectives and policies directly from the issuer thereof and the later disposition thereof may be deemed to be underwriting;

         (6)  Make loans,  except (i) through the loan of a portfolio  security,
              (ii) by  entering  into  repurchase  agreements  and  (iii) to the extent that the purchase of debt instruments, if any, in accordance with the fund's investment objective and policies may be deemed to be loans;

         (7) Purchase or sell real estate, except that a fund may (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in securities that are secured by real estate or interests therein, (iv) purchase and sell mortgage-related securities and
              (v) hold and sell real estate acquired by a fund as a result of the ownership of securities; or

         (8) With respect to 75% of its total assets, (i) invest more than 5% of its total assets in securities of any one issuer, excluding securities issued or guaranteed by the U.S. Government or by its agencies and instrumentalities and options thereon or (ii) purchase more than 10% of the voting securities of any class of any issuer.

         For the purpose of fundamental investment restrictions (1) and (2) above and nonfundamental investment restriction (h) below, the arrangements (including escrow, margin and collateral arrangements) made by a fund with respect to its transactions in currency options, options on securities and forward foreign currency exchange contracts shall not be considered to be (i) a borrowing of money or the issuance of securities (including senior securities) by that fund, (ii) a pledge of its assets, (iii) the purchase of a security on margin or (iv) a short sale or position.

         The following are nonfundamental policies of each fund which may be changed by the Trustees without shareholder approval. The funds have no current intention of borrowing for leverage purposes, making securities loans or engaging in short sales. The funds have no current intention of investing more than 5% of net assets in Rule 144A securities. No fund will:

         (a) Purchase oil, gas or other mineral leases or purchase partnership interests in oil, gas or other mineral exploration or development programs;

         (b) Invest more than 5% of its total assets in the securities of issuers which, together with their predecessors, have a record of less than three years' continuous operation;

         (c) Purchase securities issued by any other investment company, except by purchase in the open market where no commission or profit to sponsor or dealer results from such purchase, other than the customary broker's commission, or except where such purchase, although not made on the open market, is part of a plan of merger or consolidation. Subject to the preceding sentence, a fund may invest in other investment companies to the full extent allowed by the 1940 Act. Under the 1940 Act, a fund may not acquire more than 3% of the outstanding voting securities of another investment company, invest more than 5% of its assets in any single investment company or invest more than 10% of its assets in other investment companies as a group;

         (d) Enter into an agreement to purchase securities while its borrowings exceed 5% of its total assets;

         (e) Invest (1) more than 15% of its net assets in illiquid investments, including repurchase agreements maturing in more than seven days, securities that are not readily marketable and restricted securities not eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (the "1933 Act"); (2) more than 10% of its net assets in restricted securities, excluding securities eligible for resale pursuant to Rule 144A or foreign securities which are offered or sold outside the United States in accordance with Regulation S under the 1933 Act; or (3) more than 15% of its net assets in restricted securities (including those eligible for resale under Rule 144A);

         (f) Invest more than 10% of its total assets in shares of real estate investment trusts that are not readily marketable or invest in real estate limited partnerships;

(In addition, the following nonfundamental investment restrictions apply only to Mexico.)

         (g) Purchase or retain securities of any issuer if 5% or more of the issuer's securities are owned by those officers and Trustees of the Trust or its investment adviser or administrator who own individually more than 1/2 of 1% of the issuer's securities;

         (h) Purchase securities on margin or make short sales except short sales against the box or purchase warrants; or

         (i) Purchase from or sell to any of its Trustees or officers, its investment adviser, its administrator, its principal underwriter, if any, or the officers or directors of said investment adviser, administrator, and principal underwriter, portfolio securities of the fund.

Item 13.  MANAGMENT OF THE FUNDS

         (a)-(c)  OFFICERS AND TRUSTEES


         The officers and Trustees of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Those Trustees who are "interested persons" (as defined in the 1940 Act) of the Trust, Wright, The Winthrop Corporation ("Winthrop") or Eaton Vance ("EV") by virtue of their affiliation with either the funds, Wright, Winthrop or Eaton Vance, are indicated by an asterisk (*).

PETER M. DONOVAN (58), President and Trustee*
President, Chief Executive Officer and Director of Wright and Winthrop; Vice President, Treasurer and a Director of Wright Investors' Service Distributors, Inc.
Address: 440 Wheelers Farms Road, Milford, CT 06460

H. DAY BRIGHAM, Jr. (74), Vice President, Secretary and Trustee*
Retired Vice President, Chairman of the Management Committee and Chief Legal Officer of Eaton Vance; Director of Wright and Winthrop since February, 1997.
Address: 92 Reservoir Avenue, Chestnut Hill, MA 02467

A.M. MOODY III (64), Vice President & Trustee*
Senior Vice President, Wright and Winthrop; President, Wright Investors' Service Distributors, Inc.
Address: 440 Wheelers Farms Road, Milford, CT 06460

DORCAS R. HARDY (54), Trustee
President, Dorcas R. Hardy & Associates (a public policy and government relations firm), Spotsylvania, VA; Director, The Options Clearing Corporation and First Coast Service Options, Jacksonville, FL (FL Blue Cross Blue Shield subsidiary); 1996-1998 - Chairman and CEO of Work Recovery, Inc. (an advanced rehabilitation technology firm), Tucson, AZ; 1986-1989 - U.S. Commissioner of Social Security. Ms. Hardy was elected a Trustee on December 9, 1998.
Address:  11407 Stonewall Jackson Drive Spotsylvania, VA  22553

LELAND MILES (77), Trustee
President  Emeritus,   University  of  Bridgeport   (1987-present);   President,
University of Bridgeport (1974-1987); Director, United Illuminating Company.
Address: 87 Field Point Drive, Fairfield, CT 06430

LLOYD F. PIERCE (82), Trustee
Retired Vice Chairman (prior to 1984-President), People's Bank, Bridgeport, CT; Member, Board of Trustees, People's Bank, Bridgeport, CT; Board of Directors, Southern Connecticut Gas Company; Chairman, Board of Directors, COSINE.
Address: 140 Snow Goose Court, Daytona Beach, FL 32119

RICHARD E. TABER (52), Trustee
Chairman and Chief Executive Officer of First County Bank, Stamford, CT (1989-present). Mr. Taber was appointed as a Trustee of the Trust on March 18, 1997.
Address: 117 Prospect Street, Stamford, CT 06901

JUDITH R. CORCHARD (61), Vice President
Executive Vice President, Senior Investment Officer, Chairman of the Investment Committee and Director of Wright and Winthrop.
Address: 440 Wheelers Farms Road, Milford, CT 06460

JAMES L. O'CONNOR (56), Treasurer
Vice President, Eaton Vance. Officer of various investment companies managed by Eaton Vance .
Address: 255 State Street, Boston, MA 02109

JANET E. SANDERS (65), Assistant Treasurer and Assistant Secretary
Vice President of Eaton Vance. Officer of various investment companies managed by Eaton Vance.
Address: 255 State Street, Boston, MA 02109

WILLIAM J. AUSTIN, JR. (49), Assistant Treasurer
Assistant Vice President of Eaton Vance. Officer of various investment companies managed by Eaton Vance. Mr. Austin was elected Assistant Treasurer of the Trust on December 18, 1991.
Address: 255 State Street, Boston, MA 02109

A. JOHN MURPHY (38), Assistant Secretary
Vice President of Eaton Vance. Officer of various investment companies managed by Eaton Vance.
Address: 255 State Street, Boston, MA 02109

ERIC G. WOODBURY (43), Assistant Secretary
Vice President of Eaton Vance. Officer of various investment companies managed by Eaton Vance.
Address: 255 State Street, Boston, MA 02109


         All of the Trustees and officers hold identical positions with The Wright Managed Income Trust, The Wright Managed Equity Trust, Catholic Values Investment Trust, The Wright Asset Allocation Trust, and The Wright Blue Chip Master Portfolio Trust. The fees and expenses of those Trustees (Messrs. Miles, Pierce, Taber, and Ms. Hardy) who are not "interested persons" of the Trust and of Mr. Brigham are paid by the funds and the other series of the Trust. They also receive additional payments from other investment companies for which Wright provides investment advisory services. The Trustees who are employees of Wright receive no compensation from the Trust. The Trust does not have a retirement plan for its Trustees.

         (d) For Trustee compensation from the Trust for the fiscal year ended December 31, 2000 and for the total compensation paid to the Trustees from the Wright Fund complex for the fiscal year ended December 31, 2000, see the following table.

                               COMPENSATION TABLE

                  Registrant - The Wright EquiFund Equity Trust

                             Aggregate Compensation            Pension            Benefits           Total Compensation
                                 From The Wright              Benefits             Annual              from Funds and
Trustees                      EquiFund Equity Trust            Accrued          Benefit Paid           Fund Complex(1)
-------------------------------------------------------------------------------------------------------------------------------

H. Day Brigham, Jr.                  $2,143                     None                None                   $15,000
Dorcas Hardy                          2,143                     None                None                    15,000
Leland Miles                          2,143                     None                None                    15,000
Lloyd F. Pierce                       2,500                     None                None                    17,500
Richard E. Taber                      2,143                     None                None                    15,000
Raymond Van Houtte                    2,000                     None                None                    14,000

(1) Total compensation paid is from The Wright EquiFund Equity Trust (4 funds) and the other funds in the Wright Fund complex for a total of 22 funds as of December 31, 2000.

* Mr. Van Houtte retired as a Trustee effective December 31, 2000.

         The Trust's Board of Trustees has established an Independent Trustees' Committee and an Audit Committee, each consisting of all of the Independent Trustees who are Messrs. Miles, Pierce (Chairman), Taber, and Ms. Hardy. The responsibilities of the Independent Trustees' Committee include those of a nominating committee for additional or replacement trustees of the Trust and a contract review committee for consideration of renewals or changes in the investment advisory agreements, distribution agreements and distribution plans and other agreements as appropriate. The responsibilities of the Audit Committee are: (a) to oversee the Trusts' accounting and financial reporting practices, their internal controls and, as appropriate, the internal controls of certain service providers; (b) to oversee the quality and objectivity of the Trusts' financial statements and the independent audit thereof; and (c) to act as a liaison between the Trusts' independent auditors and the full Board of Trustees.

         (e)  Not applicable

         (f) The Registrant and the investment adviser have adopted Codes of Ethics governing personal securities transactions. Under the Codes, Wright employees may purchase and sell securities subject to certain pre-clearance and reporting requirements and other procedures.

Item 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


         As of April 1, 2001, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of any fund that was then offering its shares to the public.

         As of the same date, the following shareholders were record holders of the following percentages of the outstanding shares of the funds that were then offering shares to the public:

                       PERCENT OF OUTSTANDING SHARES OWNED

NAME AND ADDRESS                            Hong Kong/China   Japan     Mexico
-------------------------------------------------------------------------------
Charles Schwab & Co. Inc.*                      54.6%         47.3%     53.3%
Attn: Suzanne Williamson
Mutual Funds Dept.
101 Montgomery St.
San Francisco, CA 94104
-------------------------------------------------------------------------------

National Investor Services Corp.                 6.6%         22.2%     7.3%
For the Exclusive Benefit of Our Customers
55 Water Street 32nd Floor
New York, NY 10041
-------------------------------------------------------------------------------

*Held on behalf of their clients.

Item 15. INVESTMENT ADVISORY AND OTHER SERVICES

         (a), (c) and (d) The funds have engaged Wright to act as their investment adviser pursuant to an Investment Advisory Contract. Wright furnishes the funds with investment advice and management services. The School for Ethical Education, 440 Wheelers Farms Road, Milford, CT 06460, may be considered a controlling person of Wright's parent, Winthrop, and Wright by reason of its ownership of more than 25% of the outstanding shares of Winthrop.

         Pursuant to the Investment Advisory Contract, Wright will carry out the investment and reinvestment of the assets of the funds, will furnish continuously an investment program with respect to the funds, will determine which securities should be purchased, sold or exchanged, and will implement such determinations. Wright will furnish to the funds investment advice and management services, office space, equipment and clerical personnel, and investment advisory, statistical and research facilities. In addition, Wright has arranged for certain members of the Eaton Vance and Wright organizations to serve without salary as officers or Trustees of the Trust. In return for these services, each fund is obligated to pay a monthly advisory fee calculated at the rates set forth in the funds' current Prospectus.

         It should be noted that, in addition to compensating Wright for its advisory services to the funds, the advisory fee is intended to partially compensate Wright for the maintenance of the Indices which form the basis for the selection of securities for the funds. Other mutual funds and accounts advised by Wright may use the Indices as may other entities not affiliated with Wright.


         The table below lists the advisory fee rates paid for the fiscal year ended December 31, 2000:

                                                             Fee Paid
                                                          (as a % of average
                  Fund                                     daily net assets)
-----------------------------------------------------------------------------

                  Wright EquiFund-- Hong Kong/China           0.75%(1)
                  Wright EquiFund-- Japan                     0.75%(1)
                  Wright EquiFund-- Mexico                    0.75%(1)

                  (1)  0.10% after waiver

         The following table sets forth the net assets of each fund at December 31, 2000 and the advisory fee earned from each such fund during the fiscal years ended December 31, 2000, 1999, and 1998.

                             Aggregate               Fee Earned for            Fee Earned for            Fee Earned for
                           Net Assets at            Fiscal Year Ended         Fiscal Year Ended         Fiscal Year Ended
FUNDS                        12/31/00                   12/31/00                  12/31/99                  12/31/98
-------------------------------------------------------------------------------------------------------------------------------

Hong Kong/China            $4,461,820                  $40,731(1)                 $37,774(1)                $46,869(2)
Japan                       2,633,078                   34,818(1)                  31,243(1)                 36,190(3)
Mexico                      4,683,581                   45,717(1)                  72,227(1)                103,799
--------------------------------------------------------------------------------------------------------------------------------

(1) To enhance the net income of the Hong Kong/China, Japan and Mexico series, Wright made a reduction in its advisory fee by $25,652, $10,623 and $28,834, respectively. In addition, $5,250 and $4,373 of expenses of the Hong Kong/China and Japan series, respectively, were allocated to the investment adviser

(2) To enhance the net income of the Hong Kong/China, Japan and Mexico series, Wright made a reduction in its advisory fee by $22,774, $31,243 and $950, respectively. In addition, $4,530, $5,665 and $700 of expenses of the Hong Kong/China, Japan and Mexico series, respective, were allocated to the investment adviser.

(3) To enhance the net income of the Fund, Wright made a reduction of its investment advisory fee by $27,221. In addition, $3,200 of expenses were allocated to the investment adviser.

(4) To enhance the net income of the Fund, Wright made a reduction of its investment advisory fee by $22,412. In addition, $750 of expenses were allocated to the investment adviser.

         (b)      Not applicable - The Funds are not selling shares

         (e)-(g)  Not applicable


         (h) The Trust has engaged Eaton Vance to act as the administrator for each fund pursuant to an Administration Agreement. For its services under the Administration Agreement, Eaton Vance is entitled to receive a monthly administration fee from each fund. The following table sets forth the administration fees as a percentage of average daily net assets for the fiscal year ended December 31, 2000 and the fees earned from each fund for the fiscal years ended December 31, 2000, 1999, and 1998.

                               Fee Paid as a % of
                            Average Daily Net Assets       Fee Earned for         Fee Earned for         Fee Earned for
                                Fiscal Year Ended         Fiscal Year Ended      Fiscal Year Ended      Fiscal Year Ended
FUNDS                               12/31/00                  12/31/00               12/31/99               12/31/98
----------------------------------------------------------------------------------------------------------------------------------
Hong Kong/China                   0.10%                     $5,469                   $5,063                 $6,256
Japan                             0.10%                      4,643                    4,194                  4,833
Mexico                            0.10%                      6,125                    9,643                 13,837
-----------------------------------------------------------------------------------------------------------------------------------


Item 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

         Purchases and sales of securities on a securities exchange are effected by brokers, and the funds pay a brokerage commission for this service. In transactions on stock exchanges in the United States, these commissions are negotiated, whereas on many foreign stock exchanges the commissions are fixed. In the over-the-counter market, securities are normally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the securities usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         Wright places the portfolio security transactions for each fund, which in some cases may be effected in block transactions which include other accounts managed by Wright. Wright provides similar services directly for bank trust departments and other clients. Wright seeks to execute portfolio security transactions on the most favorable terms and in the most effective manner possible. In seeking best execution, Wright will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including without limitation the size and type of the transaction, the nature and character of the markets for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the reputation, experience and financial condition of the broker-dealer and the value and quality of service rendered by the broker-dealer in other transactions, and the reasonableness of the brokerage commission or markup, if any.

         It is expected that on frequent occasions there will be many broker-dealer firms which will meet the foregoing criteria for a particular transaction. In selecting among such firms, the funds may give consideration to those firms which supply brokerage and research services, quotations and statistical and other information to Wright for their use in servicing their accounts. Such brokers may include firms which purchase investment services from Wright. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Such services and information may be useful and of value to Wright in servicing advisory clients other than the fund which paid the brokerage commissions and the other funds. The services and information furnished by a particular firm may not necessarily be used in connection with the funds or the fund which paid brokerage commissions to such firm. The advisory fee paid by the funds to Wright is not reduced as a consequence of Wright's receipt of such services and information. While such services and information are not expected to reduce Wright's normal research activities and expenses, Wright would, through use of such services and information, avoid the additional expenses which would be incurred if Wright should attempt to develop comparable services and information through its own staff.

         Subject to the requirement that Wright use its best efforts to seek to execute each fund's portfolio security transactions at advantageous prices and at reasonably competitive commission rates, Wright, as indicated above, is authorized to consider as a factor in the selection of any broker-dealer firm with whom a fund's portfolio orders may be placed the fact that such firm has sold or is selling shares of the funds or of other investment companies sponsored by Wright. This policy is consistent with a rule of the National Association of Securities Dealers, Inc., which rule provides that no firm which is a member of the Association may favor or disfavor the distribution of shares of any particular investment company or group of investment companies on the basis of brokerage commissions received or expected by such firm from any source.

         Under the funds' Investment Advisory Contract, Wright has the authority to pay commissions on portfolio transactions for brokerage and research services exceeding that which other brokers or dealers might charge provided certain conditions are met.

         The funds' Investment Advisory Contract expressly recognize the practices which are provided for in Section 28(e) of the Securities Exchange Act of 1934 by authorizing the selection of a broker or dealer which charges a fund a commission which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if it is determined in good faith that such commission was reasonable in relation to the value of the brokerage and research services which have been provided.

         If purchases or sales of securities of the funds and one or more other investment companies or clients supervised by Wright are considered at or about the same time, transactions in such securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by Wright, taking into account the respective sizes of the funds, and the amount of securities to be purchased or sold. It is recognized that it is possible that in some cases this procedure could have a detrimental effect on the price or volume of the security so far as the funds are concerned. However, in other cases it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the funds.


         During the fiscal years ended December 31, 2000, 1999, and 1998, the funds paid the following amounts on brokerage commissions:

                                    2000             1999              1998
-------------------------------------------------------------------------------

         Hong Kong/China          $12,116          $44,921          $102,746
         Japan                     14,003           24,406            69,966
         Mexico                    14,558           51,129            49,978

-------------------------------------------------------------------------------


Item 17. CAPITAL STOCK AND OTHER SECURITIES

         (a) The Trust's Declaration of Trust may be amended with the affirmative vote of a majority of the outstanding shares of the Trust or, if the interests of a particular Wright EquiFund are affected, a majority of such fund's outstanding shares. The Trust may be terminated (i) upon the sale of the Trust's assets to another open-end management investment company, if approved by the holders of two-thirds of the outstanding shares of the Trust, except that if the Trustees of the Trust recommend such sale of assets, the approval by the vote of a majority of the Trust's outstanding shares will be sufficient; or (ii) upon liquidation and distribution of the assets of the Trust, if approved by a majority of its Trustees or by the vote of a majority of the Trust's outstanding shares. If not so terminated, the Trust may continue indefinitely.

         The Trust's Declaration of Trust further provides that the Trust's Trustees will not be liable for errors of judgment or mistakes of fact or law; however, nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         The Trust is an organization of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. The Trust's Declaration of Trust contains an express disclaimer of shareholder liability in connection with the Trust property or the acts, obligations or affairs of the Trust. The Declaration of Trust also provides for indemnification out of the Trust property of any shareholder held personally liable for the claims and liabilities to which a shareholder may become subject by reason of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations. The Investment Adviser does not consider this risk to be material.

         (b)  Not applicable

Item 18. PURCHASE, REDEMPTION AND PRICING

         (a) and (b) The Registrant does not offer shares of the Funds for sale.

         (c) Registrant incorporates by reference the infromation under
Item 7(a) in Part A.

         (d) Although the funds expect to pay redemptions in cash, they reserve the right to redeem shares in-kind by giving the shareholder readily marketable portfolio securities instead of cash. This is done to protect the interests of remaining shareholders. If this occurs, the shareholder will incur transaction costs if the shareholder sells the securities.

Item 19. TAXATION OF THE FUNDS

Among the requirements for qualification of each fund as a regulated investment company are the following: (1) at least 90% of the fund's gross income for the taxable year must be derived from interest, dividends, gains from the sale or other disposition of stock or securities and certain other types of income and
(2) at the close of each quarter of its taxable year, (a) at least 50% of the value of the fund's assets must be comprised of cash and cash items (including receivables), U.S. Government securities, securities of other regulated investment companies and other securities limited in respect of any one issuer to not more than 5% of the value of the fund's total (gross) assets and not more than 10% of the voting securities of such issuer and (b) not more than 25% of the value of its total (gross) assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies) or certain other issuers controlled by the fund. These requirements may limit a fund's activities in foreign currencies and foreign currency forward contracts to the extent gains relating to such activities are considered not directly related to the fund's principal business of investing in securities or to the extent the sizes of such positions are limited by these tax diversification requirements.

         Each fund's use of the accounting practice known as equalization may affect the amount, timing and character of distributions to shareholders. Investment by a fund in a stock of a "passive foreign investment company" may cause the fund to recognize income prior to the receipt of distributions from such a company or to become subject to tax upon the receipt of certain excess distributions from, or upon disposition of its stock of, such a company, although an election may generally be available for taxable years beginning after 1997 that would ameliorate some of these adverse tax consequences.

         A fund's transactions in foreign currencies, foreign currency-denominated debt securities, foreign currency forward contracts and receivables or payables denominated in a foreign currency are subject to special tax rules under Section 988 of the Code which will generally cause gains and losses from these transactions to be treated as ordinary income and losses. Certain positions held by a fund may be required to be "marked to market"
(treated as if they were closed out) on the last business day of each taxable year, and any constructive sales of certain appreciated financial positions may also require the current recognition of the gain in such positions. In addition, if certain of these positions held by the fund substantially diminish the fund's risk of loss with respect to securities or other positions in the fund's portfolio, this combination of positions may be treated as a straddle for tax purposes with the possibility of deferral of losses and adjustments in the holding period of securities or other positions held by the fund.

         In order to avoid federal excise tax, each fund must distribute (or be deemed to have distributed) by December 31 of each year at least 98% of its ordinary income for such year, at least 98% of the excess of its realized capital gains over its realized capital losses for the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards, and 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the fund paid no federal income tax.

         Special tax rules apply to IRA and other retirement plan accounts (including penalties on certain distributions and other transactions) and to other special classes of investors, such as tax-exempt organizations, banks or insurance companies. Investors should consult their tax advisers for more information.

         Redemptions (including exchanges) and other dispositions of fund shares in transactions that are treated as sales for tax purposes will generally result in the recognition of taxable gain or loss by shareholders that are subject to tax. Shareholders should consult their own tax advisers with reference to their individual circumstances to determine whether any particular redemption, exchange or other disposition of fund shares is properly treated as a sale for tax purposes, as this discussion assumes. Any loss realized upon the redemption, exchange or other sale of shares of a fund with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any distributions of long-term capital gains designated as capital gain dividends with respect to such shares. All or a portion of a loss realized upon the redemption, exchange or other sale of fund shares maybe disallowed under "wash sale" rules to the extent shares of the same fund are purchased within the period beginning 30 days before and ending 30 days after the date of such redemption, exchange or other sale.

         Capital loss carryforwards will reduce the applicable fund's taxable income arising from future net realized capital gains, if any, to the extent they are permitted to be used under the Code and applicable Treasury regulations prior to their expiration dates, and thus will reduce the amounts of the future distributions to shareholders that would otherwise be necessary in order to relieve that fund of liability for federal income tax.


         As of December 31, 2000, the funds, for federal income tax purposes, had capital loss carryovers expiring as follows:

         Dec.              Hong Kong/China         Japan           Mexico
-------------------------------------------------------------------------------

         2003            $    -                 $ 139,159       $1,084,329
         2005                 -                 1,302,416              -
         2006              1,703,984              997,042              -


Item 20. UNDERWRITERS

         Not Applicable

Item 21. CALCULATION OF PERFORMANCE DATA

         Not Applicable

Item 22. FINANCIAL STATEMENTS


         Registrant incorporates by refernce the audited financial informaiton for the Funds for the fiscal year ended December 31, 2000 as previously filed electronically with the Securities and Exchange Commission on February 21, 2001 (Accession Number 0000715165-01-500006).

                                     PART C

                                Other Information

Item 23. EXHIBITS

         (a)    (1)   Declaration of Trust dated July 14, 1989 as Amended and
                      Restated December 20, 1989 filed as Exhibit (1)(a) to
                      Post-Effective Amendment No. 9 filed October 13, 1995 and
                      incorporated herein by reference.
                (2)   Amendment to the Declaration of Trust dated April 13, 1995 filed as Exhibit (1)(b) to Post-Effective  Amendment No. 9
                      filed  October  13,  1995  and   incorporated   herein  by
                      reference.
                (3)   Amended and  Restated  Establishment  and  Designation  of
                      Series dated  December 9, 1998 filed as Exhibit  (a)(3) to
                      Post-Effective Amendment No. 16 on February 24, 1999 and incorporated herein by reference.
                (4) Amended Establishment and Designation of Series dated November 20, 2000, filed herewith.

         (b) By-laws dated July 14, 1989 filed as Exhibit (2) to Post-Effective Amendment No. 9 filed October 13, 1995 and incorporated herein by reference.

         (c)    Not Applicable

         (d)    (1)   Investment  Advisory Contract  between the Registrant and
                      Wright  Investors'  Service,  Inc. dated September 23,
                      1998 filed as Exhibit (d)(1) to Post-Effective  Amendment
                      No. 16 on February 24, 1999 and incorporated herein by reference.
                (2)   Amended and Restated Administration  Agreement between the
                      Registrant  and Eaton Vance  Management  dated February 1,
                      1998 filed as Exhibit (5)(b) to  Post-Effective  Amendment
                      No. 15 filed April 30, 1998 and incorporated herein by reference.

                (e) Distribution Contract dated March 23, 1990 filed as Exhibit (6) to Post-Effective Amendment No. 9 filed October 13, 1995 and incorporated herein by reference.

         (f)    Not Applicable

         (g)    (1)   Custodian  Agreement  with  Investors  Bank & Trust
                      Company dated December 19, 1990 filed as Exhibit  (8) to
                      Post-Effective Amendment No. 9 filed October 13, 1995 and
                      incorporated herein by reference.
                (2)   Amendment  dated  September 20, 1995 to Master  Custodia
                      Agreement  filed as Exhibit  (8)(b) to  Post-Effective
                      Amendment No. 10 filed February 29, 1996 and incorporated
                      herein by reference.
                (3)   Amendment  dated  September  24, 1997 to Master  Custodian
                      Agreement  filed  as  Exhibit  (g)(3)  to   Post-Effective
                      Amendment No. 16 on February 24, 1999 and incorporated herein by reference.

                (4) Extension Agreement dated January 9, 2001 to the Master Custodian Agreement with Investors Bank & Trust Company filed as Exhibit (g)(4) to Post-Effective Amendment No. 28 of The Wright Managed Equity Trust (File Nos. 2-78047, 811-3489) filed with the Commission on February 28, 2001 (Accession No. 000075165-01-000003) and
                      incorporated herein by reference.
                (5) Delegation Agreement with Investors Bank & Trust Company dated December 7, 2000 pursuant to Rules 17f-5 and 17f-7 filed as Exhibit (g)(4) to Post-Effective
                      Amendment No. 7 of Catholic Values Investment Trust (File Nos.333-17161, 81-07951) filed with the Commission on April 26, 2001(Accession No.0000715165-01-5000145)and
                      incorporated herein by reference.

         (h)    Not Applicable

         (i)    Not Applicable

         (j)    Not Applicable

         (k)    Not Applicable

         (l) Agreement with Wright Investors' Service in consideration of providing initial capital dated December 20, 1989 filed as Exhibit (13) to Post-Effective Amendment No. 9 filed October 13, 1995 and incorporated herein by reference.

         (m) (1) Amended Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 dated July 7, 1993 filed as Exhibit (15)(a) to Post-Effective Amendment No. 9 filed October 13, 1995 and incorporated herein by reference.

                (2) Agreement Relating to Implementation of the Amended Distribution Plan dated July 7, 1993 filed as Exhibit
                      (15)(b) to Post-Effective Amendment No. 9 filed October 13, 1995 and incorporated herein by reference.

         (n)    Not Applicable

         (o)    Not Applicable

         (p)    (1)   Power of Attorney  dated March 26, 1998 filed as Exhibit
                      17(a) to  Post-Effective  Amendment  No. 15 filed April
                      29, 1998 and incorporated herein by reference.
                (2)   Power of Attorney dated December 9, 1998 filed as Exhibit
                      (p)(2) to  Post-Effective  Amendment No. 16 on February
                      24, 1999 and incorporated herein by reference.

         (q) Codes of Ethics filed as Exhibit (q) to Post-Effective Amendment No. 18 on April 27, 2000 and incorporated herein by reference.


Item 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         Not Applicable

Item 25.  INDEMNIFICATION

         The Registrant's By-Laws filed as Exhibit No. 2 to Post-Effective Amendment No. 9 contain provisions limiting the liability, and providing for indemnification, of the Trustees and officers under certain circumstances.

         Registrant's Trustees and officers are insured under a standard investment company errors and omissions insurance policy covering loss incurred by reason of negligent errors and omissions committed in their capacities as such.

Item 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

         Reference is made to the information set forth under the captions "Officers and Trustees" and "Investment Advisory and Administrative Services" in the Statements of Additional Information, which information is incorporated herein by reference.

Item 27. PRINCIPAL UNDERWRITER

         Not Applicable.


Item 28.  LOCATION OF ACCOUNTS AND RECORDS

         All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the registrant's custodian, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, and its transfer agent, PFPC, Inc., 4400 Computer Drive, Westborough, MA 01581-5120, with the exception of certain corporate documents and portfolio trading documents which are either in the possession and custody of the Registrant's administrator, Eaton Vance Management, 255 State Street, Boston, MA 02109 or of the investment adviser, Wright Investors' Service, Inc., 440 Wheelers Farms Road, Milford, CT 06460. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of Registrant's administrator, Eaton Vance Management, or of the investment adviser, Wright Investors' Service, Inc.

Item 29. MANAGEMENT SERVICES

         Not Applicable

Item 30. UNDERTAKINGS

         Registrant undertakes to comply with Section 16(c) of the Investment Company Act of 1940, as amended, which relates to the assistance to be rendered to shareholders by the Trustees of the Registrant in calling a meeting of shareholders for the purpose of voting upon the question of the removal of a Trustee.

                                    Signature

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, and the State of Connecticut on the 26th day of April, 2001.

                                          The Wright EquiFund Equity Trust

                                   By:      /s/  Peter M. Donovan
                                         -----------------------------
                                          Peter M. Donovan, President

                                  Exhibit Index

    The following exhibits are filed as part of this amendment to the Registration Statement pursuant to Rule 483 of Regulation C.


         Exhibit No.       Description

         (a)(4) Amended Establishment and Designation of Series dated November 20, 2000